Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-238477

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 12, 2020)

SCULPTOR CAPITAL MANAGEMENT, INC.

Warrants to Purchase up to 4,338,015 Shares of Class A Common Stock

(and up to 4,338,015 Shares of Class A Common Stock Issuable Upon Exercise of Such Warrants)

This prospectus supplement and the accompanying prospectus relate to the offering of warrants (the “Warrants”) to purchase up to an aggregate of 4,338,015 shares of our Class A common stock, par value $0.01 per share (“Class A Shares”), and the Class A Shares issuable from time to time upon exercise of the Warrants (the “Warrant Shares”), pursuant to the terms of the warrant agreements, each dated November 13, 2020 (as it may be amended from time to time, the “Warrant Agreements”), between Sculptor Capital Management, Inc. and Delaware Life Insurance Company (the “Investor”).

Each of the Warrants has a term of ten years, is exercisable at any time on or after November 13, 2020, and has an initial exercise price of $11.93 per share (subject to certain adjustments, including in respect of dividends on our Class A Shares). The deemed purchase price received by us for the Warrants will be determined by us in accordance with the Credit and Guarantee Agreement, dated September 25, 2020, among Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP, certain other guarantors party thereto from time to time, the lenders party thereto from time to time and Delaware Life Insurance Company, as administrative agent and as a lender (the “Credit Agreement”). Upon exercise of the Warrants in full by the Investor, we would receive additional gross proceeds of approximately $51.8 million, subject to any “cashless exercise” by such Investor pursuant to the terms set forth in the Warrant Agreements, including subject to reduction in respect of any dividends on our Class A Shares paid prior to such exercise as described in the Warrant Agreements. In addition, one of the Warrants provides that, upon exercise in whole or in part by the Investor, we may decide in our sole discretion whether the Investor’s exercise of such Warrant will be settled by delivery of Class A Shares or by our payment to the Investor of an amount in cash equal to its Black-Scholes value as provided for in the applicable Warrant Agreement.

This prospectus supplement also covers any additional Class A Shares that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Warrants by reason of stock splits, stock dividends, and other events described therein.

Our Class A Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “SCU.” The last reported sale price of our Class A Shares on November 12, 2020 was $12.40 per share. The Class A Shares issuable upon exercise of the Warrants will be listed on the NYSE. There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on any securities exchange or automated quotation system.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the “Risk Factors” section contained in the documents incorporated by reference herein to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about November 13, 2020.

The date of this prospectus supplement is November 13, 2020.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. The second part is the accompanying prospectus, which contains a description of our Class A Shares and gives more general information, some of which may not apply to this offering. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. You should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated or deemed incorporated by reference herein and therein (as described below under the heading “Incorporation of Certain Documents by Reference”), any related free writing prospectus and the additional information described below under the heading “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus are part of an effective registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information with respect to us and our Class A Shares, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to herein and therein are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The registration statement and the exhibits can be obtained from the Commission as indicated under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the other information to which we refer you. We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of securities or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

Unless the context requires otherwise or except as otherwise noted, as used in this prospectus supplement the words “we,” “Company,” “us” and “our” refer to Sculptor Capital Management, Inc. and its consolidated subsidiaries.

S-ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current views with respect to, among other things, future events, our operations and our financial performance. We generally identify forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained herein are based upon historical information and on our current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved.

We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the ongoing COVID-19 pandemic; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving us; the consequences of the Foreign Corrupt Practices Act settlements with the Commission and the U.S. Department of Justice and any claims arising therefrom; whether the Company realizes all or any of the anticipated benefits from the February 2019 recapitalization and other related transactions; whether such recapitalization and other related transactions result in any increased or unforeseen costs, indemnification obligations or have an impact on our ability to retain or compete for professional talent or investor capital; conditions impacting the alternative asset management industry; our ability to retain existing investor capital; our ability to successfully compete for fund investors, assets, professional talent and investment opportunities; our ability to retain our active executive managing directors, managing directors and other investment professionals; our successful formulation and execution of our business and growth strategies; our ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to our business; the anticipated benefits of changing the Company’s tax classification from a partnership to a corporation and subsequently converting from a limited liability company to a corporation; and assumptions relating to our operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if our assumptions or estimates prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the Commission, including but not limited to our 2019 Annual Report (as defined herein) and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020.

There may be additional risks, uncertainties and factors that we do not currently view as material or that are not known. The forward-looking statements contained in this report are made only as of the date of this report. We do not undertake to update any forward-looking statement because of new information, future developments or otherwise.

You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

S-iii

THE COMPANY

We are a leading global institutional alternative asset manager, with approximately $35.6 billion in assets under management as of November 1, 2020. We provide asset management services through our funds, which pursue a broad range of global investment opportunities, and by developing new, carefully considered investment products. We also offer customized solutions within and across our product platforms to help our fund investors meet their investment objectives. Our funds invest across numerous asset classes and geographies, with a breadth we believe is offered by few alternative asset management firms.

Our approach to asset management is based on the same fundamental elements that we have employed since Sculptor Capital was founded in 1994. Our objectives are to create long-term value for our fund investors through a disciplined investment philosophy that focuses on delivering consistent, positive, risk-adjusted returns across market cycles. We currently manage multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles.

THE OFFERING

Issuer	Sculptor Capital Management, Inc.

Securities offered by us pursuant to this prospectus supplement

Warrants to purchase up to 4,338,015 Class A Shares (and up to 4,338,015 Class A Shares issuable upon exercise of such Warrants).

The Warrants are exercisable from the date of issuance and have a term of exercise expiring ten years from the issuance date with the initial exercise price being $11.93 per share (subject to anti-dilution adjustment and subject to adjustment in respect of dividends on our Class A Shares).

One of the Warrants provides that, upon exercise in whole or in part by the Investor, we may decide in our sole discretion whether to settle such exercise by delivery of Class A Shares or by payment of an amount in cash equal to the Black-Scholes value of the applicable Warrant.

Class A Shares outstanding immediately after this offering	22,581,124 Class A Shares

Class A Shares to be outstanding immediately after this offering assuming full exercise of the Warrants and our election to settle the Warrants entirely in Class A Shares	26,919,139 Class A Shares

Use of proceeds	We intend to use the net proceeds from the sale of the Warrants and any purchase of Class A Shares thereunder in this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Transfer agent and registrar	American Stock Transfer and Trust Company LLC

Risk factors	Investing in our securities involves certain risks. See “Risk Factors” on page S-4 of this prospectus supplement and the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q and other reports filed by us with the Commission as described in “Incorporation of Certain Documents by Reference” to read about factors you should consider before investing in our Class A Shares and the Warrants.

The number of Class A shares to be outstanding after this offering as reflected above is based on 22,581,124 Class A Shares outstanding as of November 13, 2020 and excludes:

•	32,820,413 Class A Shares issuable upon exchange of 32,820,413 Class B Shares and related operating group units held by current and former executive managing directors; and

•

5,176,900 Class A Shares issuable upon exercise of Class A restricted share units or Class A performance-based restricted share units outstanding under our Amended and Restated 2007 Equity Incentive Plan and 2013 Incentive Plan.

RISK FACTORS

You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference into this prospectus supplement, including the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q and other reports filed by us with the Commission (which are incorporated by reference herein) before purchasing our securities. If any of these risks actually materialize, our business, financial condition or results of operations could be materially adversely affected. As a result, the market value of the shares could decline and you could lose part or all of your investment.

Risk Factors Relating to the Warrants

There is no public market for the Warrants to purchase Class A Shares being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange or automated quotation system. Without an active market, the liquidity of the Warrants will be limited.

Holders of the Warrants will have no rights as shareholders of Class A Shares until such holders exercise the Warrants and acquire our Class A Shares.

Until holders of the Warrants acquire our Class A Shares upon exercise of the Warrants, holders of the Warrants will have no rights with respect to the Class A Shares underlying the Warrants. Upon exercise of the Warrants, holders of the Warrants will be entitled to exercise the rights of a shareholder of Class A Shares only as to matters for which the record date occurs after the exercise date.

The Warrants do not automatically exercise, and any portion of the Warrants not exercised prior to the expiration date will expire unexercised.

The Warrants do not automatically exercise upon expiration. You are entitled to exercise the Warrants registered in your name for the full number of Class A Shares issuable thereunder or any portion thereof. Any portion of the Warrants that you do not exercise prior to the expiration date will expire unexercised and you will not receive any Class A Shares.

Hedging arrangements relating to the Warrants may affect the value of the Class A Shares.

In order to hedge their positions, holders of the Warrants may enter into derivative transactions with respect to our Class A Shares, may unwind or adjust derivative transactions and may purchase or sell our Class A Shares in secondary market transactions. The effect, if any, of these activities on the trading price of our Class A Shares will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of the Class A Shares.

Risk Factors Relating to Our Class A Shares

Future sales of our Class A Shares, whether by us or our shareholders, could cause our stock price to decline.

The market price of our Class A Shares could decline as a result of sales of a large number of our Class A Shares or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. In addition, the issuance and sale by us of additional shares of our Class A Shares or securities convertible into or exercisable for shares of our Class A Shares, or the perception that we will issue such securities, could reduce the trading price for our Class A Shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of Class A Shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

The market price and trading volume of our Class A Shares has been and may continue to be highly volatile, which could result in rapid and substantial losses for our shareholders.

The market price of our Class A Shares has been and may continue to be highly volatile and subject to wide fluctuations. In addition, the trading volume in our Class A Shares can be highly variable, which has caused and may continue to cause significant price variations to occur. The market price of our Class A Shares may fluctuate or decline significantly in the future. Some of the primary factors that could negatively affect the price of our Class A Shares or result in fluctuations in the price or trading volume of our Class A Shares include:

•	the impact of the ongoing COVID-19 pandemic;

•	reductions or lack of growth in our assets under management, whether due to poor investment performance by our funds or redemptions by investors in our funds;

•	difficult global market and economic conditions;

•	loss of investor confidence in the global financial markets and investing in general and in alternative asset managers in particular;

•	competitively adverse actions taken by other hedge fund managers with respect to pricing, fund structure, redemptions, employee recruiting and compensation;

•	inability to attract, retain or motivate our active executive managing directors, investment professionals, managing directors or other key personnel;

•	public or other offerings of additional Class A Shares;

•	inability to develop or successfully execute on business strategies or plans including the February 2019 recapitalization and the corporate classification change;

•	unanticipated variations in our quarterly operating results or dividends;

•	failure to meet analysts’ earnings estimates;

•	publication of negative or inaccurate research reports about us or the asset management industry or the failure of securities analysts to provide adequate coverage of our Class A Shares in the future;

•

adverse market reaction to any indebtedness we may incur, Sculptor Operating Group common units or cash awards we may grant under our 2013 Incentive Plan or otherwise, or any other securities we may issue in the future;

•	changes in market valuations of similar companies;

•	speculation in the press or investment community about our business;

•

additional or unexpected changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters;

•

increases in compliance or enforcement inquiries and investigations by regulatory authorities, including as a result of regulations mandated by the Dodd-Frank Act and other initiatives of various regulators that have jurisdiction over us related to the alternative asset management industry;

•	adverse publicity about the asset management industry generally or scandals involving hedge funds specifically; and

•

the other risks described or referred to in these “Risk Factors” and in the Risk Factor section of our 2019 Annual Report and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020.

USE OF PROCEEDS

We estimate that, in addition to the deemed purchase price for the Warrants as determined in accordance with the Credit Agreement, the net proceeds from this offering will be up to an additional $51.8 million if the Warrants are exercised in full, subject to “cashless exercise” of the Warrants, any adjustments in respect of dividends on our Class A Shares and our option to elect to settle one of the Warrants by payment of an amount in cash equal to its Black-Scholes value, in each case as governed by the terms of the Warrant Agreements. See “Description of Warrants—Exercise of Warrants” herein.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the performance of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF WARRANTS

The following is a brief description of the terms of the Warrants being offered by us. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the Warrants and Warrant Agreements filed by us with the Commission.

Exercise of Warrant

The initial exercise price of the Warrants is $11.93 per Class A Share, subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A Shares. In addition, the exercise price will be subject to reduction from time to time with respect to any dividends paid on the Class A Shares. A holder may exercise all or any portion of the Warrants in whole or in part by delivering to us a completed notice of exercise at any time or from time to time on or before 11:59 p.m., New York time, on November 13, 2030 the tenth anniversary of the date of issuance.

Upon exercise of the Warrants and delivery of the exercise price due thereunder to us, we will deliver to the exercising holder the number of Class A Shares that are issuable pursuant to such exercise of the Warrants. The Warrants provide that, in lieu of making a cash payment otherwise contemplated upon exercise to us, the holder may, after consultation with us, exercise the Warrants in whole or in part to receive a net number of Class A Shares calculated pursuant to a formula set forth in the Warrant Agreement. In addition, one of the Warrants provides that, upon exercise in whole or in part by the holder, we may decide in our sole discretion whether the holder’s exercise of such Warrant will be settled by delivery of Class A Shares (which shares may be reduced to a net number of Class A Shares in accordance with the procedure described in the preceding sentence) or by our payment to the Holder of an amount in cash equal to the Black-Scholes value of the Warrant as provided for in the applicable Warrant Agreement.

No Fractional Shares

No fractional shares or scrip representing fractional shares will be issued upon the exercise of the Warrants. In lieu of any fractional share to which the holder would otherwise be entitled, the number of Warrant Shares to be issued shall be rounded up to the nearest whole number.

Transferability

The Warrants and the Warrant Shares issued upon exercise of the Warrants may not be offered for sale, sold, transferred or assigned for a period of 18 months commencing on the date of issuance (the “lock-up period”), except that the limitation shall not apply to (i) transfers by the holder to an affiliate of the holder as such term is defined in the Warrant Agreements, (ii) to any lender under the Credit Agreement, (iii) in connection with transfers by the holder to a third party representing at least 50.1% of the Warrant Shares for which the Warrants are exercisable as of the issuance date or (iv) transfers in connection with our completion of a liquidation, merger, share exchange or other similar transaction with the consent of the Board of Directors, resulting in all of the shareholders having the right to exchange their Class A Shares for cash, securities or other property; provided that, in the case of clause (i), (ii) and (iii), such transferee agrees to be bound by the terms of the Warrant Agreements, including the lock-up period. Upon expiration of the lock-up period and subject to applicable laws, the Warrants and the Warrant Shares may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrants itself. If holders of our Class A Shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrants following such fundamental transaction. In addition, if the Company undergoes a change of control prior to the expiration date of the Warrants, the holder shall have the right to require us to repurchase the Warrants at their Black-Scholes value as provided for in the Warrant Agreements.

Right as a Shareholder

A holder of the Warrants will not have the rights or privileges of holders of our Class A Shares, including any voting rights, until the holder exercises the Warrants.

Governing Law

The Warrants are governed by New York State law.

Waivers and Amendments

Any term of the Warrants may be amended or waived only with the written consent of the holder.

PLAN OF DISTRIBUTION

We are offering the Warrants directly to the Investor. The deemed purchase price for the Warrants will be determined in accordance with the Credit Agreement and reflects an initial exercise price of $11.93 per share. We have not engaged any underwriters, dealers or other agents to assist in the sale of the securities in this offering. No underwriting discounts, commissions or other compensation will be paid in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains an Internet site at http://www.sec.gov that contains the reports, statements and other information about issuers, such as us, who file electronically with the Commission. We also maintain a website at www.sculptor.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” certain information into this prospectus supplement and the accompanying prospectus from certain documents that we file with the Commission. By incorporating by reference, we are disclosing important information to you by referring you to documents we file separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is modified or superseded by information contained in this prospectus supplement or the accompanying prospectus or in any other subsequently filed document that also is incorporated by reference herein or therein. These documents contain important information about us, our business and our finances. The following documents previously filed with the Commission are incorporated by reference into this prospectus supplement and the accompanying prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with Commission rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 24, 2020 and amended on February 25, 2020 (the “2019 Annual Report”);

•

our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020, filed on May 7, 2020, for the quarterly period ended June  30, 2020, filed on August 6, 2020, and for the quarterly period ended September  30, 2020, filed on November 9, 2020;

•	the information in our proxy statement filed on April 28, 2020, to the extent incorporated by reference in our 2019 Annual Report;

•

our Current Reports on Form 8-K filed with the Commission on January 3, 2020, January 23, 2020, February  4, 2020, February 13, 2020, March 3, 2020, April 2, 2020, May  4, 2020, June 2, 2020, June  10, 2020, June 25, 2020, July  2, 2020, July 24, 2020, August  4, 2020, September 2, 2020, September 23, 2020, September 25, 2020, September 30, 2020, October  2, 2020, November 3, 2020 and November 13, 2020; and

•

The description of our common stock contained in our registration statement on Form 8-A (File No. 001-33805) filed with the Commission on November 6, 2007, including any amendment or report filed for the purpose of updating such description, as supplemented by the description of our common stock contained in Exhibit 4.12 to our 2019 Annual Report.

We also incorporate by reference all future documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of our common stock to which this prospectus supplement and the accompanying prospectus relate, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with Commission rules.

The information relating to us contained in this prospectus supplement and the accompanying prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents), at no cost to you. Any such request should be directed to: Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Sculptor Capital Management, Inc. appearing in Sculptor Capital Management, Inc.’s Annual Report (Form 10-K, as amended) for the year ended December 31, 2019 and the effectiveness of Sculptor Capital Management, Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Sculptor Capital Management, Inc.

$600,000,000

Class A Shares

Preferred Shares

Depositary Shares

Subscription Rights

Debt Securities

Warrants

Purchase Contracts

Units

We may offer to the public from time to time in one or more series or issuances:

•	Class A Shares;

•	Preferred shares;

•	Depositary shares;

•	Subscription rights;

•	Debt securities, including convertible debt securities, consisting of debentures, notes or other evidences of indebtedness;

•	Warrants to purchase our Class A Shares, preferred shares or debt securities;

•	Purchase contracts;

•	Units consisting of a combination of the foregoing securities; or

•	Any combination of these securities.

The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $600,000,000. This prospectus provides a general description of the securities that we may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained in this prospectus.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement.

Our Class A Shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “SCU.” On May 14, 2020, the closing price of our Class A Shares was $10.00. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under “Risk Factors” on page 2.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2020.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”), using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $600,000,000.

This prospectus provides you only with a general description of the securities that we may offer. Each time securities are sold under the shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find More Information” below.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “the Company,” “Sculptor Capital,” “we,” “our” and “us” or other similar terms mean Sculptor Capital Management, Inc. and our consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

References to “Class A Shares” refer to the Class A common stock, par value $0.01 per share, of the Company.

References to “Class B Shares” refer to the Class B common stock, par value $0.01 per share, of the Company.

References to the “Sculptor Operating Group” refer, collectively, to Sculptor Capital LP, a Delaware limited partnership, Sculptor Capital Advisors LP, a Delaware limited partnership, Sculptor Capital Advisors II LP, a Delaware limited partnership, and each of their consolidated subsidiaries. References to our “Sculptor Operating Partnerships” refer, collectively, to Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP.

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FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein, and any prospectus supplement and the documents incorporated therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current views with respect to, among other things, future events, our operations and our financial performance. We generally identify forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained herein are based upon historical information and on our current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved.

We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the COVID-19 pandemic; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving us; the consequences of the Foreign Corrupt Practices Act settlements with the Commission and the U.S. Department of Justice and any claims arising therefrom; whether the Company realizes all or any of the anticipated benefits from the February 2019 recapitalization and other related transactions; whether such recapitalization and other related transactions result in any increased or unforeseen costs, indemnification obligations or have an impact on our ability to retain or compete for professional talent or investor capital; conditions impacting the alternative asset management industry; our ability to retain existing investor capital; our ability to successfully compete for fund investors, assets, professional talent and investment opportunities; our ability to retain our active executive managing directors, managing directors and other investment professionals; our successful formulation and execution of our business and growth strategies; our ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to our business; the anticipated benefits of changing the Company’s tax classification from a partnership to a corporation and subsequently converting from a limited liability company to a corporation; and assumptions relating to our operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if our assumptions or estimates prove to be incorrect, our actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the Commission, including but not limited to our 2019 Annual Report (as defined herein) and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

There may be additional risks, uncertainties and factors that we do not currently view as material or that are not known. The forward-looking statements contained in this report are made only as of the date of this report. We do not undertake to update any forward-looking statement because of new information, future developments or otherwise.

You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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THE COMPANY

Company Overview

We are a leading global institutional alternative asset manager, with approximately $34.0 billion in assets under management as of May 1, 2020. We provide asset management services through our funds, which pursue a broad range of global investment opportunities, and by developing new, carefully considered investment products. We also offer customized solutions within and across our product platforms to help our fund investors meet their investment objectives. Our funds invest across numerous asset classes and geographies, with a breadth we believe is offered by few alternative asset management firms.

Our approach to asset management is based on the same fundamental elements that we have employed since Sculptor Capital was founded in 1994. Our objectives are to create long-term value for our fund investors through a disciplined investment philosophy that focuses on delivering consistent, positive, risk-adjusted returns across market cycles. We currently manage multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles.

Corporate Information

Our principal executive offices are located at 9 West 57th Street, New York, New York, 10019, and our telephone number is (212) 790-0000. Our website address is www.sculptor.com. The information that appears on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the Commission, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

Unless otherwise set forth in an applicable prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include repayment of debt, capital expenditures, working capital and acquisitions. Subject to compliance with our contractual obligations, we will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

PLAN OF DISTRIBUTION

Our Plan of Distribution

We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

•	underwritten public offerings;

•	negotiated transactions;

•	block trades;

•	“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at prevailing market prices; or

•	through a combination of these methods.

We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

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if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

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if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	the identity and relationships of any finders, if applicable; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms would act as principals for their own account or as agents for us. These remarketing firms would offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and would describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction would be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Any securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

GENERAL DESCRIPTION OF SECURITIES

We may offer and sell, at any time and from time to time, subject to applicable law:

•	Class A Shares;

•	Preferred shares;

•	Depositary shares;

•	Subscription rights;

•	Debt securities, including convertible debt securities, consisting of debentures, notes or other evidences of indebtedness;

•	Warrants to purchase our Class A Shares, preferred shares or debt securities;

•	Purchase contracts;

•	Units consisting of a combination of the foregoing securities; or

•	Any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for or convertible into Class A Shares or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the Commission, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of some of the terms of our capital stock. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our certificate of incorporation and by-laws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Except as otherwise specified below, references to voting by our shareholders contained in this Description of Capital Stock are references to voting by holders of common stock entitled to attend and vote generally at general meetings of our shareholders.

Authorized Capital Stock

Our authorized capital stock consists of 425,000,000 shares, including 100,000,000 Class A Shares, 75,000,000 Class B Shares and 250,000,000 shares of preferred stock, par value $0.01 per share, all of which preferred shares are undesignated.

As of May 4, 2020, there were 22,058,420 Class A Shares, 32,845,414 Class B Shares and no preferred shares outstanding.

Class A Shares

No holder of Class A Shares is entitled to preemptive, redemption or conversion rights.

Voting Rights. The holders of Class A Shares are entitled to one vote per share held of record on all matters submitted to a vote of our shareholders. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all Class A Shares and Class B Shares present in person or represented by proxy, voting together as a single class. The holders of Class B Shares corresponding to Class A-1 operating group units in each of the members of the Sculptor Operating Group (as defined below) (the “Group A-1 Units”) appointed the Chief Executive Officer and Chief Financial Officer of the Company as their proxies and such proxies are required to vote such Class B Shares in the same proportion that the Class A Shares are voted on any matters during the Voting Holiday (as defined in the Governance Agreement (as defined below)) pursuant to (i) the Class B Shareholders Agreement, dated as of November 13, 2007 (the “Class B Shareholders Agreement”), by and among the Company and certain holders of Class B Shares, as amended from time to time in accordance with the terms thereof, and (ii) the Amended and Restated Agreements of Limited Partnership, dated as of February 7, 2019 (the “LPAs”), of the Sculptor Operating Group, as amended from time to time in accordance with the terms thereof, in each case, subject to the terms of the Governance Agreement, dated as of February 7, 2019 (the “Governance Agreement”), among the Company, Sculptor Capital Holding Corporation, Och-Ziff Holding LLC, Sculptor Capital LP, Sculptor Capital Advisors LP, Sculptor Capital Advisors II LP and Daniel S. Och. See our 2019 Annual Report for additional information about the Class B Shareholders Agreement, the Governance Agreement and the LPAs.

Distribution Rights. Holders of Class A Shares share ratably (based on the number of Class A Shares held) in any distribution declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of distributions and to any restrictions on the payment of distributions imposed by the terms of any outstanding preferred shares. Distributions consisting of Class A Shares may be paid only as follows: (i) Class A Shares may be paid only to holders of Class A Shares; and (ii) shares shall be paid proportionally with respect to each outstanding Class A Shares.

Liquidation Rights. Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our Class A Shares will be entitled to receive our remaining assets available for distribution in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

Other Matters. In the event of our merger or consolidation with or into another entity in connection with which our Class A Shares are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Class A Shares will thereafter be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Class B Shares

No holder of Class B Shares is entitled to preemptive, redemption or conversion rights.

Voting Rights. The holders of our Class B Shares are entitled to one vote per share held of record on all matters submitted to a vote of our shareholders. Generally, all matters to be voted on by our shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all Class A Shares and Class B Shares present in person or represented by proxy, voting together as a single class. The holders of Class B Shares corresponding to Group A-1 Units appointed the Chief Executive Officer and Chief Financial Officer of the Company as their proxies and such proxies are required to vote such Class B Shares in the same proportion that the Class A Shares are voted on any matters during the Voting Holiday pursuant to the Class B Shareholders Agreement and the LPAs, in each case, subject to the terms of the Governance Agreement. See our 2019 Annual Report for additional information about the Class B Shareholders Agreement, the Governance Agreement and the LPAs.

Distribution Rights. Holders of our Class B Shares do not have any right to receive distributions with respect to such Class B Shares other than distributions consisting of Class B Shares paid proportionally with respect to each outstanding Class B Share.

Liquidation Rights. Upon our liquidation, dissolution or winding up, no holder of Class B Shares is entitled to receive distributions with respect to such Class B Shares.

Preferred Shares

Our certificate of incorporation authorizes our Board of Directors to establish one or more series of preferred shares. Unless required by law or by any stock exchange, the authorized preferred shares will be available for issuance without further action by shareholders of Class A Shares or Class B Shares. Our Board of Directors is able to determine, with respect to any series of preferred shares, the holders of terms and rights of that series, including:

•	the designation of the series;

•

the amount of preferred shares of the series, which our Board of Directors may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of preferred shares of the series then outstanding;

•	whether distributions, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which distributions, if any, will be payable;

•	the redemption rights and price or prices, if any, for preferred shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of the preferred shares of the series;

•	the amounts payable on preferred shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

•

whether the preferred shares of the series will be convertible into or exchangeable for interests of any other class (other than Class B Shares) or series, or any other security, of the Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, the period or periods during which, the shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made;

•	restrictions on the issuance of preferred shares of the series or of any shares of any other class or series; and

•	the voting rights, if any, of the holders of the preferred shares of the series.

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We could issue a series of preferred shares that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of Class A Shares might believe to be in their best interests or in which holders of Class A Shares might receive a premium for their Class A Shares over the market price of the Class A Shares.

Sculptor Capital Management, Inc. Certificate of Incorporation and By-Laws

Organization and Duration

Effective September 12, 2019, we changed our name to Sculptor Capital Management, Inc. The Company will remain in existence until dissolved in accordance with the DGCL.

Purpose

Under our organizational documents, we are permitted to engage in any business activity that lawfully may be conducted by a corporation organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

Relationship with Sculptor Operating Group Entities

Under our organizational documents, at all times prior to the date on which no Class B Shares remain outstanding (the “Consent Termination Date”), we must receive the consent of the Board of Directors (the “Class B Consent”), before we or our subsidiaries, as applicable, engage in the following actions:

(i) we or any of our subsidiaries (other than the Sculptor Operating Group and its subsidiaries) directly or indirectly entering into or conducting any business or holding any assets other than (a) business conducted and assets held by the Sculptor Operating Group and its subsidiaries, (b) ownership, acquisition and disposition of equity interests in our subsidiaries, (c) the management of the business of the Sculptor Operating Group, (d) making loans and incurring indebtedness that is otherwise not prohibited under our organizational documents, (e) the offering, sale, syndication, private placement or public offering of securities or other interests in compliance with our organizational documents, (f) any financing or refinancing related to the Sculptor Operating Group and its subsidiaries, (g) any activity or transaction contemplated by the shareholders’ agreement or the Exchange Agreement, and (h) any activities incidental to the foregoing;

(ii) we or any of our subsidiaries (other than the Sculptor Operating Group and its subsidiaries) incurring or guaranteeing any indebtedness other than that incurred in connection with an exchange under the Exchange Agreement and indebtedness to the Company or any of its subsidiaries;

(iii) we or any of our subsidiaries (other than the Sculptor Operating Group and its subsidiaries) owning any assets other than permitted equity interests, permitted indebtedness, and such cash and cash equivalents as the Board of Directors deems reasonably necessary for us and our subsidiaries to carry out our respective responsibilities contemplated under our organizational documents;

(iv) we or any of our subsidiaries disposing of any interest in Sculptor Capital Holding Corporation or the Sculptor Operating Group, or owning any interest in any person other than the Sculptor Operating Group entities or a wholly owned subsidiary that directly or indirectly owns an interest in the Sculptor Operating Group entities;

(v) our issuing equity securities unless the proceeds of the issuance are contributed to the Sculptor Operating Group entities in exchange for equity securities of the Sculptor Operating Group entities with preferences, rights, terms and provisions that are substantially the same as those of such Company equity securities and equal in number to the number of Company equity securities issued;

(vi) we or any of our subsidiaries (other than the Sculptor Operating Group and its subsidiaries) contributing cash or other assets to the Sculptor Operating Group entities other than proceeds from the issuance of equity securities;

(vii) our effecting or permitting any share split, subdivision, reverse share split, combination, pro rata distribution or any other recapitalization or reclassification of the Class A Shares or Class B Shares or any Sculptor Operating Group entity units, unless similar transactions are effected concurrently such that (a) the ratio of outstanding Class A Shares to outstanding Sculptor Operating Group B Units owned by the intermediate holding company is maintained and (b) all Sculptor Operating Group entities have the same number of units outstanding;

(viii) we or any of our subsidiaries (other than the Sculptor Operating Group and its subsidiaries) making any capital contribution to any Sculptor Operating Group entity unless a capital contribution is concurrently made to all of the Sculptor Operating Group entities and the values of the capital contributions to all Sculptor Operating Group entities are proportional to their relative equity values at the time;

(ix) our permitting any Sculptor Operating Group entity to issue any equity securities to the Company or any of its subsidiaries unless each other Sculptor Operating Group entity concurrently issues equity securities that are equal in number to and have substantially the same provisions as the equity securities issued by such Sculptor Operating Group entity;

(x) our causing the Sculptor Operating Group entity to establish record dates for distribution payments unless they coincide with the record dates for distribution payments paid by the Company;

(xi) we or any of our subsidiaries preventing any Sculptor Operating Group A Units from being converted into an equal number of Sculptor Operating Group B Units by the Sculptor Operating Group entities if, as a result of an exchange pursuant to the exchange agreement, we or our subsidiaries acquire any Sculptor Operating Group A Units issued by the Sculptor Operating Group, unless otherwise determined or cancelled; and

(xii) our permitting the repurchase or redemption of any equity securities from us or any of our subsidiaries (excluding the Sculptor Operating Group and its subsidiaries) except pursuant to our organizational documents.

Duties of Officers and Directors; Limitations on Liability and Indemnification

Section 145 of the DGCL provides that a corporation may indemnify its directors and officers as well as other employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made or threatened to be made a party by reason of the fact that the person is or was a director, officer, employee or agent of the Company (other than an action by or in the right of the Company—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Company. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Under our certificate of incorporation and by-laws, in most circumstances the Company will indemnify the following persons (the “Indemnified Persons”), to the fullest extent authorized or permitted by applicable law, if such indemnified persons acted in a manner not constituting fraud, gross negligence or willful misconduct: (a) any person who is or was a director, officer or tax matters partner of the Company or its predecessor, (b) any person who is or was serving at the request of the Company or its predecessor as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another person (including any subsidiary); provided, that a person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (c) any person the Board of Directors designates as an “Indemnified Person” for purposes of the Certificate of Incorporation or the By-Laws. In addition to rights to indemnification, the Company’s Certificate of Incorporation also contains a provision eliminating personal liability of directors of the Company for monetary damages for breach of fiduciary duties, except for personal liability for fraud, gross negligence or willful misconduct and except that personal liability may not be eliminated for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

The Company has agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons are not entitled to indemnification. The Company has also agreed to provide this indemnification for criminal proceedings. The Company may purchase insurance against liabilities asserted against and expenses incurred by persons in connection with its activities, regardless of whether the Company would have the power to indemnify the person against liabilities under the Company’s Certificate of Incorporation and By-Laws.

Business Opportunity Waiver

The Company renounces, to the fullest extent permitted by Section 122 (17) of the DGCL, any interest or expectancy of the Company in, or in being offered, an opportunity to participate in, any Business Opportunity. A “Business Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any of our directors who is not an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person solely in such Covered Person’s capacity as a director of the Company. To the fullest extent permitted by law, the Company waives any claim against a Covered Person, and agrees to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could limit any Covered Person from pursuing or engaging in any Business Opportunity. Directors have no obligation under our organizational documents or as a result of any duty expressed or implied by law to present Business Opportunities to the Company that may become available to affiliates of such director. None of the Company, any of the Company’s subsidiaries, any stockholder or any other person has any rights by virtue of a director’s duties as a director or the organizational documents of the Company or any of the Company’s subsidiaries in any business ventures of any director.

Election and Removal of Members of Our Board of Directors

Our organizational documents provide that our Board of Directors consists of not fewer than one nor more than fifteen members. Our board is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. The current terms of the Class I, Class II, and Class III directors will expire in 2020, 2021 and 2022, respectively. Any director or the entire Board of Directors may be removed, with or without cause, at any time, by holders of a majority of the total combined voting power of all of our outstanding Class A Shares and Class B Shares then entitled to vote at an election of directors. Any vacancy on the Board of Directors, including any vacancy caused by any such removal, will be filled by a vote of the majority of directors then in office, subject to the Governance Agreement pursuant to which Daniel S. Och has certain rights to designate a nominee for election to our Board of Directors and fill vacancies of such designee. See our 2019 Annual Report for additional information about the Governance Agreement.

Investments by Our Intermediate Holding Company

Our organizational documents provide that we may not allow Sculptor Capital Holding Corporation or any future intermediate holding company to make any investment, directly or indirectly, without Class B Consent when holders of Class B Shares would be required to contribute funds in order for such shareholders to maintain their respective ownership percentages in such entity.

Amendment of Our Organizational Documents

Amendments to our organizational documents may be proposed only by or with the consent of our Board of Directors. To adopt a proposed amendment, our Board of Directors is generally required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our shareholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the total combined voting power of our outstanding Class A Shares and Class B Shares and, to the extent that such amendment would have a material adverse effect on the holders of any class or series of shares, by the holders of a majority of the holders of such class or series.

Prohibited Amendments. No amendment may be made that would:

•

adversely affect the rights or preferences of any shares in a manner that is disproportionate to all other outstanding shares of the same class or series, without the consent of each shareholder holding any such disproportionately affected shares; or

•	change the term of existence of the Company.

The provision of our organizational documents preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the total combined voting power of our outstanding Class A Shares and Class B Shares, voting together as a single class.

No Shareholder Approval. Our Board of Directors may generally make amendments to our By-Laws, but not our Certificate of Incorporation (except as permitted by applicable law), without the approval of any shareholder or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;

•	a merger, conversion or conveyance approved in accordance with the DGCL and our organizational documents;

•

a change that our Board of Directors determines in its sole discretion to be necessary or appropriate to address changes, proposed changes or differing interpretations with respect to any of the Internal Revenue Code of 1986, as amended and in effect from time to time, Treasury Regulations promulgated thereunder, administrative rulings or pronouncements of the Internal Revenue Service and judicial decisions;

•

an amendment that our Board of Directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our Board of Directors, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

•	an amendment or issuance that our Board of Directors determines to be necessary or appropriate for the authorization or issuance of additional securities;

•	any amendment expressly permitted in our organizational documents to be made by our Board of Directors acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our organizational documents;

•

any amendment that our Board of Directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our organizational documents;

•	a change in our fiscal year or taxable year and related changes; and

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our Board of Directors may make amendments to our By-Laws, but not our Certificate of Incorporation, without the approval of any shareholder or assignee if our Board of Directors determines that those amendments:

•	do not adversely affect the shareholders (including any particular class or series of shares as compared to other classes or series of shares) in any material respect;

•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our Board of Directors deems to be in the best interests of us and our shareholders;

•	are required to effect the intent of the provisions of our organizational documents or are otherwise contemplated by our organizational documents; or

•

are required to comply with the Class B Shareholders Agreement, the Amended and Restated Tax Receivable Agreement, dated as of January 12, 2009, by and among the Company, Sculptor Capital Holding Corporation, Och-Ziff Holding LLC, Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP, as amended, any exchange agreement that the Company is party to or any registration rights agreement that the Company is party to, in each case, as such agreements may be amended from time to time.

Merger, Sale or Other Disposition of Assets

Pursuant to the provisions of the DGCL, our Board of Directors is generally prohibited, without the prior approval of holders of a majority of the total combined voting power of all of our outstanding Class A Shares and Class B Shares, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approving on our behalf the sale, exchange or other disposition of all or substantially all of our assets, provided that our Board of Directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the approval of any shareholder. Our Board of Directors may also sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. Our fiscal year end is December 31, unless otherwise determined by the Board of Directors.

Anti-Takeover Effects, Our Organizational Documents

The following is a summary of certain provisions of our organizational documents that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the interests held by shareholders.

Authorized but Unissued Shares

Our organizational documents authorize us to issue 100 million Class A Shares, 75 million Class B Shares and 250 million preferred shares for the consideration and on the terms and conditions established by our Board of Directors without the approval of any holders of our shares. However, the listing requirements of the NYSE which would apply so long as the Class A Shares remain listed on the NYSE, require approval by shareholders of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of Class A Shares. These additional Class A Shares or equity securities may be utilized for a variety of purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. Our ability to issue additional Class A Shares and other equity securities could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

We are a corporation incorporated under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Section 203 of the DGCL restricts certain business combinations with interested stockholders in certain situations. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.

Other Provisions of Our Organizational Documents

Certain provisions of our organizational documents may make a change in control of the Company more difficult to effect. Our organizational documents provide for a staggered Board of Directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our shareholders. The terms of the first, second and third classes will expire in 2020, 2021 and 2022, respectively. We believe that classification of our Board of Directors will help to assure the continuity and stability of our business strategies and policies as determined by our Board of Directors. Additionally, there is no cumulative voting in the election of directors, which means that the holders of a majority of our outstanding Class A Shares and Class B Shares can elect all of the directors then standing for election currently, and the holders of the Class A Shares will not be able to elect any directors. The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, generally will be required to effect a change in a majority of our Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interest of our shareholders. In addition, our organizational documents provide that directors may be removed with or without cause by holders of a majority of the total voting power of our outstanding Class A Shares and Class B Shares then entitled to vote at an election of directors.

Our organizational documents also provide that our shareholders (with the exception of our partners if they collectively own shares representing at least 50% of the total combined voting power of all of our Class A Shares and Class B Shares) are specifically denied the ability to call a special meeting of the shareholders. Advance notice must be provided by our shareholders to nominate persons for election to our Board of Directors as well as to propose actions to be taken at an annual meeting.

DESCRIPTION OF OUR DEPOSITARY SHARES

This section describes the general terms and provisions of any depositary shares we may issue. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may issue depositary receipts representing interests in a particular series of preferred shares which are called depositary shares. The series of preferred shares which are the subject of depositary shares will be deposited by us with a depositary to be named in the applicable prospectus supplement, which will hold the preferred shares for the benefit of the holders of the depositary shares in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred shares to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the preferred shares.

While the deposit agreement relating to a particular series of preferred shares may have provisions applicable solely to that series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred shares of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred shares an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Shares

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred shares, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of preferred shares held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those preferred shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of a depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of preferred shares (or fraction of a share) which is represented by the depositary share.

Conversion

If a series of preferred shares are convertible into Class A Shares or other of our securities or property, holders of depositary shares relating to that series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the Class A Shares or other securities or property into which the number of preferred shares (or fractions of shares) to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if: (i) all outstanding depositary shares to which it relates have been redeemed or converted; and/or (ii) the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate; (ii) regarding compensation of the depositary; (iii) regarding resignation of the depositary; (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase Class A Shares, preferred shares, depositary shares, debt securities, warrants, purchase contracts or units or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us, and they may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each Class A Share, preferred share, depositary share, debt security, warrant, purchase contract or unit upon the exercise of the subscription right;

•	the number of subscription rights issued to each shareholder;

•	the number and terms of each Class A Share, preferred share, depositary share, debt security, warrant, purchase contract or unit that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of the material terms of any subscription rights we offer will be a summary and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information.”

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We will issue any debt under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $600,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $600,000,000.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of our outstanding preferred units and existing indebtedness limit our ability to issue certain securities and incur new indebtedness. See “Risk Factors—Risks Related to Our Business—Our indebtedness and Preferred Units may restrict our current and future operations, particularly our ability to respond to certain changes or to take future actions” in our 2019 Annual Report. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for our Class A Shares or preferred shares;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Conversion Rights

We may issue debt securities which can be exchanged for or converted into our Class A Shares or preferred shares, subject to applicable law. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Guarantees

Our payment obligations under any series of the debt securities may be guaranteed by one or more of our subsidiaries; however, we have not registered any such guarantees with the Commission and, in order to provide such guarantees, we would be required to file a separate registration statement or file an amendment to the registration statement of which this prospectus forms a part with respect to such guarantees. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries or any other persons.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•

failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due;

•	our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

•	certain events relating to our bankruptcy, insolvency or reorganization; and

•	certain cross defaults, if and as applicable.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Sculptor Capital, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase our Class A Shares, preferred shares or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement and subject to applicable law. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our Class A Shares and the number of Class A Shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for our preferred shares, the number of preferred shares to be received upon exercise of the warrants, and a description of that series of our preferred shares;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	if applicable, the date from and after which the warrants and the Class A Shares, preferred shares or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of equity securities issued by us or debt or equity securities issued by third parties as specified in the applicable prospectus supplement. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the material terms of the purchase contracts. This description herein and in the prospectus supplement will be a summary, and reference is made to the purchase contracts, and, if applicable, collateral or depositary arrangements relating to the purchase contracts, which will be filed with the SEC each time we issue purchase contracts. If any particular terms of the purchase contracts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the purchase contracts also will be discussed in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with Class A Shares, preferred shares, depositary shares, subscription rights, debt securities, warrants or purchase contracts offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units comprised of one or more Class A Shares, preferred shares, depositary shares, subscription rights, debt securities, warrants and purchase contracts in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

•	the rights and obligations of the unit agent, if any;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Capital Stock”, “Description of Our Depositary Shares”, “Description of Our Subscription Rights”, “Description of Our Debt Securities”, “Description of Our Warrants” and “Description of Our Purchase Contracts” will apply to each unit and to any Class A Shares, preferred shares, depositary shares, subscription rights, debt securities, warrants or purchase contracts included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains an Internet site at http://www.sec.gov that contains the reports, statements and other information about issuers, such as us, who file electronically with the Commission. We also maintain a website at www.sculptor.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Commission allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with Commission rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 24, 2020 and amended on February 25, 2020 (the “2019 Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed on May 7, 2020;

•	the information in our proxy statement filed on April 28, 2020, to the extent incorporated by reference in our 2019 Annual Report;

•	our Current Reports on Form 8-K filed with the Commission on January 3, 2020, January 23, 2020, February 4, 2020, February 13, 2020, March 3, 2020, April 2, 2020 and May 4, 2020; and

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The description of our common stock contained in our registration statement on Form 8-A (File No. 001-33805) filed with the Commission on November 6, 2007, including any amendment or report filed for the purpose of updating such description, as supplemented by the description of our common stock contained in Exhibit 4.12 to our 2019 Annual Report.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents), at no cost to you. Any such request should be directed to: Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Office of the Secretary.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the securities offered by this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sculptor Capital Management, Inc. appearing in Sculptor Capital Management, Inc.’s Annual Report (Form 10-K, as amended) for the year ended December 31, 2019, and the effectiveness of Sculptor Capital Management Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.